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                                                                   Exhibit 10.10

                                                       INTEL/QUOKKA CONFIDENTIAL

                   SOFTWARE LICENSE AND DEVELOPMENT AGREEMENT


        THIS SOFTWARE LICENSE AND DEVELOPMENT AGREEMENT (the "Agreement") is made as of this 20th day of March, 1998, by and between INTEL CORPORATION, a Delaware corporation with an office at 2111 NE 25th Avenue, Hillsboro, Oregon ("Intel") and QUOKKA SPORTS, INC., a Delaware corporation with an office at 525 Brannan Street, Ground Floor, San Francisco, CA, 94107 ("Quokka").

                                    RECITALS

        Intel is a manufacturer of microprocessors, software and systems. Quokka has certain expertise in Total Sports Immersion ("TSI") and related businesses. Intel and Quokka desire to work together to create a TSI application using broadband broadcast distribution (as described below, the "Project").

        Intel and Quokka have entered into that certain Series A Preferred Stock Purchase Agreement dated as of December 19, 1997 and related agreements (the "Equity Agreements"). The Equity Agreements contemplate that Intel and Quokka enter into a development and licensing agreement such as the one set forth herein.

        NOW THEREFORE, based on the Recitals and the terms and conditions herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

SECTION 1. DEFINITIONS

        1.1 "PROJECT" means the development of a specific TSI application, the Quokka Application and general industry enabling technologies on which it is based, the Intel Software and the Quokka Venue Based Software, to be delivered over a satellite down link to and experienced by the end user on a home personal computer. The targeted client system may have a back channel that need not be operational during the entire time the user is deriving value from the application, but may be available at the end user's option for enhanced functionality. Critical features of the Quokka Application shall be documented in the Project Specification but may include (i) an interactive game that uses telemetry data from a real event to create a 3D simulation in which the user can participate in the event, (ii) an event viewer that allows users to (a) view the event, competitors or groups of competitors (such as the event leader, all competitors, split times between competitors, etc.) (b) switch between multiple video feeds that may be broadcast as part of the event and (c) watch the broadcaster feed. The Project contemplates Intel developing the Intel Software, Quokka developing the Quokka Venue Based Software, and Quokka developing the specific Quokka Application to interface with the Intel Software and the Quokka Venue Based Software. The parties contemplate a TSI SDK emerging from the Project on which additional TSI applications can be produced, which TSI SDK shall be the property of Intel as described in this Agreement, but Intel shall not be obligated to produce the TSI SDK.

        1.2 "INTEL SOFTWARE" means the software developed by the Dedicated Resources for the Project as delivered to Quokka together with all Quokka Improvements. Intel may at its discretion incorporate pre-existing Intel or third party software into the Intel Software which shall be provided to Quokka in accordance with the terms and conditions of this Agreement and the licenses granted to Quokka in Sections 3.1 and 3.2 or as otherwise agreed by the parties in writing.

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                                                       INTEL/QUOKKA CONFIDENTIAL


        1.3 "QUOKKA VENUE BASED SOFTWARE" means the software developed by Quokka for the Project that is (i) specifically targeted towards manipulating audio, video and data from a sporting venue (ii) includes APIs and protocols for application to a sporting venue (iii) is independent of any specific Quokka implementation and (iv) does not contain the product specific proprietary elements of the Quokka Application. The Quokka Venue Based Software will be a logical layer on top of the more generic Intel Software and will have elements on the server side as well as on the client system. It is Quokka's intent that the Quokka Venue Based Software become broadly diffused into the industry in order to proliferate a more standard way of interfacing between sports venue systems and broadband means of data transmission.

        1.4 "QUOKKA APPLICATION" means the specific TSI application that Quokka will develop in the Project to interface with the Intel Software and the Quokka Venue Based Software. The Quokka Application will be targeted at a sporting event to be determined by Quokka in accordance with the terms and provisions of this Agreement.

        1.5 "QUOKKA IMPROVEMENTS" means bug fixes that Quokka may make to the Intel Software in the course of creating the Quokka Venue Based Software, the Quokka Application, Quokka Derivatives or otherwise, which Quokka shall provide to Intel in source and object code form designated as Quokka Improvements.

        1.6 "INTEL IMPROVEMENTS" means bug fixes that Intel may make to the Quokka Venue Based Software in the course of creating the TSI SDK or other Intel product incorporating the Quokka Venue Based Software, which Intel shall provide to Quokka in source and object code form designated as Intel Improvements.

        1.7 "DERIVATIVE WORK" means a work based upon one or more preexisting works, such as a translation, abridgment, condensation, modification, or any other form in which a work may be recast, transformed, or adapted.

        1.8 "QUOKKA DERIVATIVES" means any Derivative Works of the Intel Software created by Quokka (but not including Quokka Improvements).

        1.9 "INTEL DERIVATIVES" means any Derivative Works of the Quokka Venue Based Software created by Intel (but not including Intel Improvements).

        1.10 "PROJECT SPECIFICATION" means identification of the prime target sport for the Quokka Application, a description of the Project Trial, and identification of the bandwidth provider.

        1.11 "TSI SDK" means the Intel Software and the Quokka Venue Based Software in an integrated software development kit type of format, together with appropriate documentation and sample code, which Intel may use to enable the industry in the creation of TSI applications like the Quokka Application.

        1.12 "LICENSED PRODUCTS" means any product offered by Quokka, including but not limited to the Quokka Application, that (i) incorporates the Intel Software and at Quokka's election, the Quokka Venue Based Software and (ii) adds significant functionality to the Intel Software.

        1.13 "DEDICATED RESOURCES" shall mean [*] engineer man years, with one (1) engineer man year being equal to forty hours of work per week for forty-eight weeks; provided, however,


[*] Confidential Treatment Requested
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                                                       INTEL/QUOKKA CONFIDENTIAL

that (i) Intel shall not be required to have [*] engineers dedicated to the Project at any one time, (ii) Intel shall be free to allocate its engineering resources to the Project and change staff assigned to the Project at its sole discretion. Notwithstanding the foregoing, however, Intel shall reasonably endeavor to maintain continuity of staffing on the Project and will take into reasonable consideration Quokka's requests regarding staffing, including without limitation identity, qualifications and number of engineers dedicated to the Project and removal of specific engineers from the Project; provided, however, all such decisions shall be made by Intel at its sole discretion. Dedicated Resources shall also include all costs and expenses incurred by Intel in connection with furnishing such engineering resources.

        1.14 "PROJECT COMPLETION" shall mean the earlier of (i) delivery of the Intel Software to Quokka, delivery of the Quokka Venue Based Software to Intel and completion of a Project Trial (ii) failure to reach agreement on the Project Specification by September 30, 1998 and (iii) November 1, 1999.

        1.15 "PROJECT TRIAL" shall mean a trial of the Project to test the success of the Project and its commercial feasibility. The Project Trial shall be further described in the Project Specification.

        1.16 "INTELLECTUAL PROPERTY RIGHTS" means copyrights in software as delivered and, to the minimum extent necessary to exercise the copyright license, (i) claims of patents and patent applications that read on inventions incorporated in the software as delivered and (ii) trade secrets in the software as delivered.

SECTION 2. OBLIGATIONS OF THE PARTIES

        2.1 PROJECT DEVELOPMENT. Subject to the terms and conditions of this Agreement, Intel and Quokka will cooperate with each other and use commercially reasonable efforts to complete the Project, including the Quokka Application, by April 30, 1999. The parties will use commercially reasonable efforts to agree in writing upon the Project Specification by September 30,1998. The Project shall be deemed complete upon the occurrence of an event constituting Project Completion.

        2.2 INTEL SOFTWARE. The Intel Software will be delivered with full documentation including architecture, design and usage specifications. Components of the Intel Software will be aggregated in a feasibility prototype that demonstrates how they all fit together, but Quokka shall have no rights to the feasibility prototype or any Intel intellectual property incorporated therein other than the Intel Software. Depending on the final Project Specification and the mutual agreement of the parties, Intel staff may, but shall have no obligation to, perform work or take action in connection with areas such as:

                1) Developing a prototype that demonstrates how near real time data and video can be delivered from a sporting event to the end user PC.

                2) Integration of specific content providers' communication stack into the client side components.

                3) Interface components that provide a high level abstraction (to be defined jointly with Quokka) that can be used by all of the viewer's components to create the required application.

                4) Technology to deliver the data from the event itself to the service provider for broadcast.


[*] Confidential Treatment Requested
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                                                       INTEL/QUOKKA CONFIDENTIAL


                5) Technology required to synchronize the video and the data within several frames (frame synchronization may or may not be possible in the time frame required).

                6) Video compression and decompression technology (including scalable video)

                7) Defining, developing and integrating a service provider solution that fulfills the requirements of both the client side application, as well as the delivery of near real time data from the event itself.

                8) Refining the definition of the application including items such as a product requirements document, over-all system level architecture and design overview.

                9) A concept prototype that can be used to sell the Quokka Application.

               10) Assisting Quokka in identifying and securing bandwidth transmission with a satellite service provider.

               11) Assisting in identifying and integrating third party components and services (such as a game engine).

The list above is included in this Agreement only as a guideline and does not represent specific obligations of Intel. The specific obligation of Intel shall be to use commercially reasonable efforts to develop the Intel Software.

        2.3 INTEL DEDICATED RESOURCES. Intel shall commit the Dedicated Resources to the Project and use commercially reasonable efforts to develop the Intel Software in accordance with the Project Specifications. Intel shall have no obligation under this Agreement to provide any goods or services or otherwise contribute resources to the Project and the development of the Intel Software beyond the Dedicated Resources. If Intel's development of the Intel Software and completion of the Project requires less than the Dedicated Resources, Intel's obligations in regard to the Dedicated Resources shall terminate upon Project Completion and (i) Intel shall have no further obligation in regard to the Dedicated Resources and (ii) Quokka shall not be entitled to any credit and/or offset of any kind in regard to any consideration given by it to Intel hereunder or otherwise. If development of the Intel Software for the Project, or Project Completion, requires Intel to commit resources beyond the Dedicated Resources, the parties shall enter into good faith negotiations to determine whether Intel shall commit any additional resources to the Project and, if so, the amount and nature of the consideration that Intel should receive for such additional contribution. Notwithstanding the foregoing, the parties reiterate that Intel shall have no obligation under this Agreement to provide any goods or services or otherwise contribute resources to the Project and the development of the Intel Software beyond the Dedicated Resources.

        2.4 QUOKKA VENUE BASED SOFTWARE. Quokka shall dedicate the resources necessary to develop the Quokka Venue Based Software and otherwise complete the Project. Quokka shall maintain continuity of staffing on development of the Quokka Based Venue Software and the Project and will take into reasonable consideration Intel's requests regarding staffing, including without limitation identity, qualifications and number of engineers dedicated to the Project and removal of specific engineers from the Project; provided, however, all such decisions shall be made by Quokka at its sole discretion. Quokka shall deliver the Quokka Venue Based Software to Intel in source and binary code form both (i) integrated with the Intel Software, and (ii) separate from the Intel Software, for Intel's use solely in accordance with the license grant set forth in Section
3.6 and 3.6. Quokka shall provide Intel all documentation and sample code necessary for Intel to develop the TSI SDK ("SDK Materials").

        2.5 QUOKKA APPLICATION. Quokka shall have the right to define, market and position the Quokka Application consistent with the Project Specification. Quokka shall have the right to all


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                                                       INTEL/QUOKKA CONFIDENTIAL

revenue streams generated by the Quokka Application, including without limitation subscriptions, transaction fees and advertising revenue. Quokka will develop (or cause to be developed) all aspects of the Project and the Quokka Application other than the development of the Intel Software, including but not limited to all Project testing and software (Intel Software and Quokka Venue Based Software) integration responsibilities. Quokka specifically agrees to dedicate the resources necessary to develop or take action in connection with, inter alia, the following elements of the Project:

                1) Market, positioning and revenue models associated with the Quokka Application.

                2) Negotiating bandwidth with a service provider.

                3) End user experience including user interface, look and feel, etc.

                4) Data acquisition at the sports venue. This includes all relationships with the data acquisition equipment of choice as well as driver requirements to take the data from the data acquisition equipment to and make it acceptable for consumption by the client side application.

                5) Sponsorship.

                6) Business arrangements with all third parties (such as vendors, event organizers, sports governing bodies, third party vendors, etc.).

                7) System integration and testing for both the trial and the Quokka Application.

                8) Securing all relevant rights to data, video, etc. needed to develop, test and market the Quokka Venue Based Software and the Quokka Application (including, inter alia, using all commercially reasonable efforts to acquire rights to the broadcaster feed at the event selected for the Quokka Application).

                9) Development of venue specific software for use in the Quokka Application.

        2.6 PROJECT TRIAL. Quokka shall conduct a Project Trial. The Project Trial will be further defined as part of the Project Specification, but the responsibility to conduct and finance the Project Trial shall be Quokka's.

        2.7 CONSIDERATION AND CLOSING. Upon execution of this Agreement, Quokka will issue to and deliver to Intel warrants to purchase 490,196 (four hundred ninety thousand one hundred ninety six) shares of Quokka preferred stock for US$1.02 (One Dollar and 02/100) per share (collectively, the "Quokka Warrants") in the form attached hereto as Exhibit A. Half of such Quokka Warrants will be for Quokka Series A Preferred Stock and half will be for Quokka Series B Preferred Stock having the rights, preferences and privileges as determined in connection with a sale of Series B Preferred Stock in an aggregate amount of at least One Million Dollars ($1,000,000) (a "Qualified Financing"). In the event a Qualified Financing does not take place within at least one hundred eighty (180) days from the execution date of this Agreement, the Quokka Warrants shall be for Series A Preferred Stock. Closing shall take place on March 20, 1998, or such other time, and at such place, as the parties shall agree. Intel shall have the right to exercise the Quokka Warrants upon: (i) delivery of the Intel Software to Quokka, (ii) material breach of this Agreement by Quokka, or (iii) Project Completion. The Quokka Warrants shall terminate unless exercised upon or prior to Quokka's initial public offering or any merger, consolidation, sale of substantially all the assets or similar event resulting in the payment of cash or marketable securities to the holders of Quokka's capital stock.

        Upon execution of this Agreement the Put Agreement between Intel and Quokka dated December 19, 1997 shall terminate.


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                                                       INTEL/QUOKKA CONFIDENTIAL

SECTION 3. LICENSES

        Intel grants to Quokka and Quokka grants to Intel the following rights:

        3.1 INTEL SOFTWARE SOURCE CODE. Intel hereby grants to Quokka a worldwide, perpetual, irrevocable (except as set forth in Section 9.3.2), non-exclusive, non-sublicensable, royalty-free license under Intel's Intellectual Properly Rights in the Intel Software to use, reproduce, perform and display the Intel Software in source code form for internal use only, solely for the purpose of (i) preparing the Quokka Venue Based Software, (ii) integrating the Quokka Venue Based Software with the Intel Software to create a format suitable for the TSI SDK and the Quokka Application, (iii) preparing Quokka Derivatives for incorporation into the Quokka Application and other Licensed Products, (iv) preparing Quokka Derivatives for the purpose of correcting any infringement of any third party intellectual property right, (v) making Quokka Improvements, and (vi) providing technical support for the Quokka Application and other Licensed Products. The Quokka Derivatives, the Quokka Venue Based Software, the Quokka Application and other Licensed Products shall be the property of Quokka subject to Intel's ownership of the Intel Software, and Quokka shall be the owner (subject to the proviso below) of all right, title and interest (including without limitation, all intellectual property rights) therein; provided, however, that to the extent that Intel or any Intel employee, agent or contractor may make any contribution the Quokka Derivatives, the Quokka Venue Based Software, the Quokka Application or any Licensed Product (other than the Intel Software), Intel agrees to license under the Intel Intellectual Property Rights in such contribution and hereby grants to Quokka a worldwide, perpetual, irrevocable (except as set forth in Section 9.3.2), non-exclusive, royalty-free license under the Intel Intellectual Property Rights in such contribution (to the extent that Intel has the right to grant such a license) to use, reproduce, perform, display, sublicense and distribute such contributions as incorporated in the Quokka Derivatives, the Quokka Venue Based Software, the Quokka Application or any Licensed Product as contemplated by this Agreement. The parties intend the Quokka Derivatives, the Quokka Venue Based Software and the Quokka Application be the property of Quokka and not jointly owned by Quokka and Intel.

        3.2 INTEL SOFTWARE OBJECT CODE. Intel hereby grants to Quokka a worldwide, irrevocable (except as set forth in Section 9.3.2), perpetual, non-exclusive, royalty-free license to reproduce, distribute, license through multiple levels of distribution, display and perform the Intel Software only in binary code form and only incorporated into Licensed Products (including without limitation the Quokka Application). The Intel Software may only be licensed without warranties of non-infringement of third party intellectual property rights.

        3.3 RESTRICTIONS ON QUOKKA. Quokka shall not assign, sub-license, lease, or in any other way transfer, use, perform, display or disclose the Intel Software to any third party or reproduce or distribute any part of the Intel Software except as specifically provided in this Agreement. Intel acknowledges, however, that third party vendors may require temporary access to source code for the Intel Software in emergency situations, and, subject to Intel's prior written approval, which will not unreasonably be withheld, Quokka may grant such access (subject to appropriate confidentiality agreements) as reasonably necessary to remedy an emergency situation.

        3.4 NO OTHER RIGHTS IN INTEL PROPERTY. No rights or licenses are granted by Intel to Quokka under this Agreement, expressly, by estoppel or by implication, with respect to any proprietary information or patent, copyright, trade secret or other intellectual property right



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                                                       INTEL/QUOKKA CONFIDENTIAL


owned or controlled by Intel, except as expressly provided in this Agreement.

        3.5 QUOKKA VENUE BASED SOFTWARE SOURCE CODE. Effective six (6) months after delivery of the Intel Software to Quokka, Quokka hereby grants to Intel under Quokka's Intellectual Property Rights a worldwide, perpetual, irrevocable (except as set forth in Section 9.3.2), non-exclusive, non-sublicensable, royalty-free license to use, reproduce, perform and display the Quokka Venue Based Software in source code form for internal use only, solely for the purpose of (i) creating the Intel Software, (ii) creating the TSI SDK or other Intel product incorporating the Quokka Venue Based Software, (iii) preparing Intel Derivatives for incorporation into the TSI SDK or other Intel product, (iv) making Intel Improvements, (v) preparing Intel Derivatives for the purpose of correcting any infringement of any third party intellectual property right, and
(vi) providing technical support for the TSI SDK or other Intel products. The Intel Derivatives, the TSI SDK and all Intel products incorporating the Quokka Venue Based Software or Intel Derivatives shall be the property of Intel subject to Quokka's ownership of the Quokka Venue Based Software, and Intel shall be the owner of all right, title and interest (including without limitation, all intellectual property rights) therein provided, however, that to the extent that Quokka or any Quokka employee, agent or contractor may make any contribution to the Intel Software, the Intel Derivatives, the TSI SDK or any Intel product incorporating the same, Quokka agrees to license under the Quokka Intellectual Property Rights in such contribution and hereby grants to Intel a worldwide, perpetual, irrevocable (except as set forth in Section 9.3.2), non-exclusive, royalty-free license under the Quokka Intellectual Property Rights in such contribution (to the extent that Quokka has the right to grant such a license) to use, reproduce, perform, display, sublicense and distribute such contributions as incorporated in the Intel Software, TSI SDK, Intel Derivatives and Intel products incorporating the same. The parties intend the Intel Software, the Intel Derivatives, the TSI SDK and the Intel products incorporating the same be the property of Intel and not jointly owned by Quokka and Intel.

        3.6 QUOKKA VENUE BASED SOFTWARE OBJECT CODE. Quokka hereby grants to Intel a worldwide, irrevocable (except as set forth in Section 9.3.2), perpetual, non-exclusive, royalty-free license to reproduce, distribute, license through multiple levels of distribution, display and perform the Quokka Venue Based Software only in binary code form and only incorporated into the TSI SDK or other Intel product (or as part of any Intel Derivative) that adds significant functionality to the Quokka Venue Based Software.

        3.7 SDK MATERIALS. Quokka hereby grants to Intel a worldwide, irrevocable (except as set forth in Section 9.3.2), perpetual, non-exclusive, royalty free license to reproduce, make Derivative Works of, distribute, license through multiple levels of distribution, display and perform the SDK Materials.

        3.8 LICENSED PRODUCTS. Quokka hereby grants to Intel a non-exclusive, worldwide, royalty free, irrevocable (except for material breach), perpetual license to use, reproduce, distribute, perform and display the Quokka Application and other Licensed Products for promotional purposes to demonstrate the Intel Software, the Quokka Venue Based Software, the TSI SDK and the Project.

        3.9 RESTRICTIONS ON INTEL. Intel shall not assign, sub-license, lease, or in any other way transfer, use, perform, display or disclose the Quokka Venue Based Software to any third party or reproduce or distribute any part of the Quokka Venue Based Software except as specifically provided in this Agreement. Quokka acknowledges, however, that Intel's third party vendors and developers may require temporary access to source code for the Quokka

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                                                       INTEL/QUOKKA CONFIDENTIAL


Venue Based Software in emergency situations, and, subject to Quokka's prior written approval, which will not unreasonably be withheld, Intel may grant such access (subject to appropriate confidentiality agreements) as reasonably necessary to remedy an emergency situation.

        3.10 NO OTHER RIGHTS IN QUOKKA PROPERTY. No rights or licenses are granted by Quokka to Intel under this Agreement, expressly, by estoppel or by implication, with respect to any proprietary information or patent, copyright, trade secret or other intellectual property right owned or controlled by Quokka, except as expressly provided in this Agreement.

SECTION 4.     PROPRIETARY RIGHTS

        The Intel Software, Intel Derivatives and all Intel products incorporating the same, in whole or in part, and all copies, are and shall remain owned by and be the sole and exclusive property of Intel. Intel has the right to use, copy, modify, license, sub-license, make derivative works of, perform and display the Intel Software in any manner and for any purpose that Intel deems appropriate at its sole discretion, subject only to Quokka's ownership of the Quokka Venue Based Software and the license rights granted to Quokka by Intel under this Agreement. Similarly, the Quokka Derivatives, the Quokka Application, the Quokka Venue Based Software and other Licensed Products shall be the sole and exclusive property of Quokka as provided in Section 3.5 of this Agreement subject only to Intel's ownership of the Intel Software and the license rights granted to Intel by Quokka under this Agreement.

SECTION 5.     TECHNICAL SUPPORT AND UPDATES

        5.1 QUOKKA. Quokka shall provide commercially appropriate technical support for all Licensed Products. Quokka shall have no obligation to provide technical or other support to Intel or its customers in regard to the TSI SDK. Subject to the license set forth in Section 3.5 and 3.6, Quokka shall provide Intel updates and improvements to the Quokka Venue Based Software in source and object code form that Quokka may make, but Quokka shall have no obligation to make any such updates and improvements.

        5.2 INTEL. INTEL WILL NOT BE REQUIRED TO PROVIDE ANY TECHNICAL OR OTHER SUPPORT, ASSISTANCE, INSTALLATION, TRAINING OR OTHER SERVICES EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT. EXCEPT AS SET FORTH IN THIS SECTION 5.2, INTEL WILL NOT BE REQUIRED TO PROVIDE ANY UPDATES, ENHANCEMENTS OR EXTENSIONS TO THE INTEL SOFTWARE OF ANY KIND OR PROVIDE ANY TECHNICAL SUPPORT FOR THE LICENSED PRODUCTS. Intel shall, at its sole discretion, provide technical support of all kinds at all levels for the TSI SDK and Intel products. Intel shall have no obligation to provide technical or other support to Quokka or its customers in regard to the Licensed Products. Subject to the license set forth in Section 3.1 and 3.2, Intel shall provide Quokka updates and improvements to the TSI SDK in source and object code form that Intel may make, but Intel shall have no obligation to make any such updates and improvements.

SECTION 6.     MARKETING AND PROMOTION

        The parties will issue a press release describing the Intel-Quokka cooperation in relation to the Project as soon as reasonably practicable after execution of this Agreement. Text of the press release will be subject to the prior review and approval of Intel and Quokka.


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                                                       INTEL/QUOKKA CONFIDENTIAL


SECTION 7.     COPYRIGHTS AND TRADEMARK

        7.1 COPYRIGHTS. The Intel Software, the Intel Derivatives, the Quokka Derivatives, the Quokka Venue Based Software, the Quokka Application and the Licensed Products are copyrighted and are protected by United States copyright laws and international treaty provisions. Quokka shall use commercially reasonable efforts to prevent any unauthorized copying of the Intel Software and the Intel Derivatives and Intel shall use commercially reasonable efforts to prevent any unauthorized copying of the Quokka Derivatives, the Quokka Venue Based Software, the Quokka Application and the Licensed Products. Quokka shall not remove or obscure any of Intel's or its vendors' copyright notices or other proprietary notices from the Intel Software and the Intel Derivatives and Intel shall not remove or obscure any of Quokka's or its vendors' copyright notices or other proprietary notices from the Quokka Derivatives, the Quokka Venue Based Software, the Quokka Application or the Licensed Products. In addition, each Licensed Product shall display "Portions Copyright 1998 Intel Corporation" in "About" boxes of Licensed Products. Quokka and its licensees shall display "Broadband Media Technologies by Intel Corporation" (or such other attribution that Intel may reasonably request) in 10 point or larger type in start-up or "splash" screens of Licensed Products. Intel and its licensees shall display such copyright and other reasonable attribution that Quokka may reasonably request in 10 point or larger type in start-up or "splash" screens of the TSI SDK and Intel products incorporating the same.

        7.2 TRADEMARKS. No rights or licenses are granted by this Agreement, expressly or by implication, to use any Intel trademark or trade name, or any word or mark similar thereto, in connection with any products manufactured, used or sold by Quokka, or as part of Quokka's corporate, firm or trade name, or for any other purpose, except as expressly provided for in this Agreement. No rights or licenses are granted by this Agreement, expressly or by implication, to use any Quokka trademark or trade name, or any word or mark similar thereto, in connection with any products manufactured, used or sold by Intel, or as part of Intel's corporate, firm or trade name, or for any other purpose, except as expressly provided for in this Agreement.

SECTION 8.     NO WARRANTIES; LIMITED LIABILITY

        8.1 INTEL SOFTWARE AS IS. INTEL MAKES NO WARRANTY OF ANY KIND REGARDING THE INTEL SOFTWARE AND ANY SUPPORT, INPUT, RECOMMENDATIONS, ASSISTANCE OR OTHER CONTRIBUTIONS OF ANY KIND THAT INTEL MAY MAKE TO THE PROJECT. INTEL SOFTWARE IS LICENSED TO QUOKKA ON AN "AS IS" BASIS. INTEL SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT AND FITNESS FOR A PARTICULAR PURPOSE.

        8.2 QUOKKA VENUE BASED SOFTWARE AS IS. QUOKKA MAKES NO WARRANTY OF ANY KIND REGARDING THE QUOKKA VENUE BASED SOFTWARE AND ANY SUPPORT, INPUT, RECOMMENDATIONS, ASSISTANCE OR OTHER CONTRIBUTIONS OF ANY KIND THAT QUOKKA MAY MAKE TO THE PROJECT. THE QUOKKA VENUE BASED SOFTWARE IS LICENSED TO INTEL ON AN "AS IS" BASIS. QUOKKA SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHT AND FITNESS FOR A PARTICULAR PURPOSE.

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                                                       INTEL/QUOKKA CONFIDENTIAL


        8.3 LIMITED LIABILITY. EXCEPT FOR QUOKKA'S DUTY TO INDEMNIFY, DEFEND AND HOLD INTEL HARMLESS WITHOUT LIMITATION PURSUANT TO SECTION 12.1 OF THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGE OF ANY KIND. IN NO EVENT SHALL A PARTY BE LIABLE TO THE OTHER UNDER THIS AGREEMENT IN AN AMOUNT EXCEEDING $[*].

SECTION 9.     TERM AND TERMINATION

        9.1 TERM. The term of this Agreement shall commence on the date first written above and shall continue until the date of Project Completion, unless earlier terminated by a party as permitted herein. This Agreement may be extended for such additional term and under such conditions as the parties may mutually agree in a duly executed writing

        9.2 TERMINATION. Either party may terminate this Agreement at any time without cause by giving the other party written notice of termination. Either party may terminate this Agreement for cause in the event of a material breach of the terms of this Agreement by the other party, provided that it gives written notice of such breach to the other party and the other party has not cured such breach within thirty (30) days of receipt of such notice.

        9.3    EFFECT OF TERMINATION.

               9.3.1 CONSIDERATION. If Quokka terminates this Agreement for other than uncured material breach, Intel may keep all consideration given by Quokka to Intel hereunder without further obligation. If Quokka terminates this Agreement for cause as a result of uncured, material breach by Intel prior to delivery of the Intel Software to Quokka, the Quokka Warrants shall expire. If Intel terminates the Agreement for cause due to uncured, material breach by Quokka, Intel may keep all consideration given by Quokka to Intel without further obligation and the Quokka Warrants may thereafter be exercised by Intel notwithstanding anything to the contrary in this Agreement. In the event that Intel terminates the Agreement for other than uncured, material breach by Quokka, Intel's rights with respect to the Quokka Warrants shall expire as follows:

TERMINATION DATE                                                          NUMBER OF WARRANTS
                                                                               EXPIRING
Between March 21, 1998 and August 20, 1998                                       490,196
Between August 21, 1998 and January 21, 1999                                     343,137
Between January 22, 1999 and June 22, 1999                                       199,078
Between June 23, 1999 and November 1, 1999                                        98,039

Nothing in this Section shall be construed to limit Intel's right to exercise the Quokka Warrants upon Project Completion as that term is defined herein.

               9.3.2 LICENSES. If Intel terminates this Agreement for any reason other than for uncured, material breach by Quokka, or if Quokka terminates this Agreement for uncured, material breach by Intel, Intel shall deliver to Quokka the Intel Software in its then current form (both binary and source code). If Quokka terminates this Agreement for any reason other than for uncured, material breach by Intel, or if Intel terminates this Agreement for uncured, material breach by Quokka, Quokka shall deliver to Intel the Quokka Venue Based Software in its then current form (both binary and source code). The licenses granted by Intel to Quokka and by Quokka to Intel pursuant to


[*] Confidential Treatment Requested

                                      10.

                                                       INTEL/QUOKKA CONFIDENTIAL


Section 3 of this Agreement, however, may only be revoked for uncured material breach of the license terms as provided in this Agreement. Each party reserves the right to verify the other party's compliance with this Agreement and the licenses granted herein by reasonable means, and each party agrees to cooperate with the other in that regard. In the event that a party is in material breach of any of the licenses granted herein, the non-breaching has the right to terminate all license rights granted herein upon thirty (30) days written notice to the breaching party if the breaching party fails to correct such material noncompliance within the thirty (30) day notice period.

               9.3.3 OTHER. Sections 3 (unless the licenses therein are terminated pursuant to Section 9.3.2), 4, 5, 7, 8, 9, 10, 11, 12, 15, and 16
shall survive any termination or expiration of this Agreement.

SECTION 10.    CONFIDENTIALITY AND NON-DISCLOSURE

        10.1 SOURCE CODE. The Intel Software, Intel Derivatives, TSI SDK (other than the Quokka Venue Based Software) and source code constitute proprietary, confidential, and trade secret information of Intel, and the Quokka Derivatives, the Quokka Venue Based Software, the Quokka Application and the Licensed Products (other than the Intel Software) and source code constitute proprietary, confidential, and trade secret information of Quokka. Each of the parties shall ensure that the source code of the other party receives at least the same degree of confidentiality that is accorded to its own source code. Except as expressly permitted by this Agreement, neither party shall disclose the other party's source code to any third party absent prior written approval from the other party and a prior written confidentiality and nondisclosure agreement with each such third party that is satisfactory to the other party in its sole discretion.

        10.2 CNDA. This Agreement and the terms thereof are confidential and shall not be disclosed to any third party without the prior written consent of the non-disclosing party. Except as expressly provided herein, this Agreement and all disclosures relating thereto, shall be governed by CNDA number 101693 executed by the parties on November 18, 1997.

SECTION 11.    NOTICES

        All notices required or permitted to be given hereunder shall be in writing, shall make reference to this Agreement, and shall be delivered by hand, or dispatched by prepaid nationally recognized overnight air courier or by registered or certified airmail, postage prepaid, addressed as follows:

If to Quokka:                                      If to Intel:

525 Brannan Street                                 Intel Corporation
Ground Floor                                       211 N.E. 25th Avenue
San Francisco, CA 94107                            Hillsboro, OR 97124-5961
Attn: President                                    JF3-145
                                                   Attn: Legal Counsel

With a copy to:                                    With a copy to:
Cooley Godward LLP                                 Post Contract Management
One Maritime Plaza                                 Same Address
20th Floor


                                      11.

                                                       INTEL/QUOKKA CONFIDENTIAL

San Francisco, CA 94111
Attn: Paul Startz, Esq.

        Such notices shall be deemed served on the earlier of: (i) actual receipt by addressee, (ii) two (2) days after deposit with a nationally recognized overnight air courier or (iii) five (5) days after appropriate mailing. Either party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such party at such changed address.

SECTION 12.    INDEMNITY

        12.1 QUOKKA AND LICENSED PRODUCTS. Quokka shall defend, indemnify, and hold Intel harmless from and against any loss, cost, liability and expense (including reasonable attorney fees) arising from any action or claim brought or threatened against Quokka or Intel or their customers alleging that any Licensed Product infringes any patent, copyright, trademark, trade secret, or other intellectual property right of any third party provided that Intel (i) promptly notifies Quokka in writing of any such suit or proceeding brought against it,
(ii) provides Quokka at its sole discretion with sole control over the defense or settlement of such suit or proceeding, and (iii) provides reasonable information and assistance in the defense and/or settlement of any such claim or action brought against it. Without limiting Quokka's duty to defend and hold Intel harmless, Quokka's indemnity obligation hereunder shall not apply to any successful suit or proceeding based solely upon a claim that the Intel Software or a part thereof (except any Quokka Improvement), alone and not in combination with any other technology or product (including but not limited to the Licensed Product or the Quokka Venue Based Software), constitutes a direct infringement of any patent or copyright of any third party; provided that Quokka (i) promptly notifies Intel in writing of any such suit or proceeding, (ii) provides Intel at its sole discretion and at its own expense with sole control over the defense or settlement of such suit or proceeding, (iii) provides reasonable information and assistance in the defense and/or settlement of any such claim or action, and
(iv) a court of competent jurisdiction (after appropriate appeals have been filed) concludes that the Intel Software, or a part thereof (except any Quokka Improvement), alone and not in combination with any other technology or product (including but not limited to the Licensed Product or the Quokka Venue Based Software) constitutes a direct infringement of any patent or copyright of any third party.

        12.2 QUOKKA AND QUOKKA VENUE BASED SOFTWARE IN TSI SDK OR INTEL PRODUCT. Subject to an aggregate limit of US$[*], Quokka shall defend, indemnify and hold Intel harmless from and against any loss, cost, liability and expense (including reasonable attorney fees) arising solely from an action or claim brought against Intel alleging that the Quokka Venue Based Software incorporated and distributed in the TSI SDK or other Intel product, alone and not in combination with any other product or technology, infringes any United States copyright of any third party provided that Intel (i) promptly notifies Intel in writing of any such suit or proceeding, (ii) provides Quokka at its sole discretion with sole control over the defense or settlement of such suit or proceeding, and (iii) provides reasonable information and assistance in the defense and/or settlement of any such claim or action and (iv) a court of competent jurisdiction (after appropriate appeals have been filed) concludes that the Quokka Venue Based Software, or a part thereof (except any Intel Improvement), alone and not in combination with any other technology or product (including but not limited to the Intel Software) constitutes a direct infringement of any United States copyright of any third party.

[*] Confidential Treatment Requested.

                                      12.

                                                       INTEL/QUOKKA CONFIDENTIAL


        12.3 INTEL. Subject to an aggregate limit of US$[*], Intel shall defend, indemnify and hold Quokka harmless from and against any loss, cost, liability and expense (including reasonable attorney fees) arising solely from an action or claim brought against Quokka alleging only that the Intel Software, alone and not in combination with any other product or technology, infringes any United States copyright of any third party provided that Quokka (i) promptly notifies Intel in writing of any such suit or proceeding, (ii) provides Intel at its sole discretion with sole control over the defense or settlement of such suit or proceeding, and (iii) provides reasonable information and assistance in the defense and/or settlement of any such claim or action and (iv) a court of competent jurisdiction (after appropriate appeals have been filed) concludes that the Intel Software, or a part thereof (except any Quokka Improvement), alone and not in combination with any other technology or product (including but not limited to a Licensed Product and the Quokka Venue Based Software) constitutes a direct infringement of any United States copyright of any third party.

        12.4 LIMITATIONS. Intel shall not be liable for any claims, liabilities, damages, losses, and costs (including attorney fees), and Quokka shall indemnify, defend and hold Intel harmless from, any claims, liabilities, damages, losses, and costs (including reasonable attorney fees) resulting from any suit or proceeding to the extent arising from (i) Intel's compliance with Quokka's designs specifications or instructions in the development of the Intel Software (other than the Project Specification) or (ii) modifications to or Derivative Works of the Intel Software by Quokka.

        12.5 REMEDIES. If the distribution of a Licensed Product is permanently enjoined, or Intel determines in its reasonable discretion that it may be enjoined, because the Intel Software or a part thereof constitutes or appears to constitute an infringement of any patent, copyright, trademark, trade secret, or other intellectual property right of any third party, Intel may, at its sole discretion (i) procure sufficient rights for Quokka to enable distribution of the Licensed Product consistent with this Agreement (ii) modify the Intel Software so that it becomes non-infringing, or (iii) terminate the Intel Software licenses granted herein without liability to Quokka. Nothing in this section, however, shall preclude Quokka from modifying the Intel Software to correct the infringement, and, if such corrective action is taken to the satisfaction of Intel that the infringement has been corrected, the licenses granted herein with respect to the Intel Software may not be terminated by Intel pursuant to this Section on the basis of infringement. If the distribution of the TSI SDK or an Intel product is permanently enjoined, or Quokka determines in its reasonable discretion that it may be enjoined, because the Quokka Venue Based Software or a part thereof constitutes or appears to constitute an infringement of any patent, copyright, trademark, trade secret, or other intellectual property right of any third party, Quokka may, at its sole discretion (i) procure sufficient rights for Intel to enable distribution of the TSI SDK or Intel product consistent with this Agreement (ii) modify the Quokka Venue Based Software so that it becomes non-infringing, or (iii) terminate the Quokka Venue Based Software licenses granted herein without liability to Intel. Nothing in this section, however, shall preclude Intel from modifying the Quokka Venue Based Software to correct the infringement and if such corrective action is taken to the satisfaction of Quokka that the infringement has been corrected, the licenses granted herein with respect to the Quokka Venue Based Software may not be terminated by Quokka pursuant to this Section for infringement. If a party elects to terminate a license rather than cure the infringement on which the termination is based ("Infringing Party") and the other party ("Non-Infringing Party") does not elect to cure the infringement itself, then all license rights granted by the Non-Infringing Party to the Infringing Party in this Agreement shall terminate.

[*] Confidential Treatment Requested.

                                      13.

                                                       INTEL/QUOKKA CONFIDENTIAL

SECTION 13.    FORCE MAJEURE

        Neither party shall be liable for any failure to perform due to unforeseen circumstances or causes beyond that party's reasonable control, including, but not limited to, acts of God, war, riot, embargoes, acts of civil or military authorities, delay in delivery by vendors, fire, flood, earthquake, accident, strikes, inability to secure transportation, facilities, fuel, energy, labor or materials. In the event of force majeure, the time for delivery or other performance will be extended for a period equal to the duration of the delay caused thereby.

SECTION 14.    ASSIGNMENT, SALE OR TRANSFER

        Neither party shall transfer or assign any of its rights under this Agreement to any person. Any attempt to assign any rights, duties or obligations hereunder without the other party's written consent shall be void.

SECTION 15.    RELATIONSHIP OF THE PARTIES

        This Agreement shall not be construed to create a partnership, joint venture or other agency relationship between the parties. Neither party hereto will be deemed the agent or legal representative of the other for any purpose whatsoever and each party will act as an independent contractor with regard to the other in its performance under this Agreement. Nothing herein will authorize either party to create any obligation or responsibility whatsoever, express or implied, on behalf of the other or to bind the other in any manner, or to make any representation, commitment or warranty on behalf of the other.

SECTION 16.    MISCELLANEOUS

        16.1 EXPORT RESTRICTIONS. The Intel Software, the Intel Derivatives, the Quokka Derivatives, the Quokka Venue Based Software, the Quokka Application and the Licensed Products may be controlled for export purposes by the U.S. Government. Neither party shall export, either directly or indirectly, any such material without first obtaining any required license or other approval from the U.S. Department of Commerce or any other agency or department of the United States Government as required. The parties agree to provide reasonable cooperation to one another in connection with obtaining any such licenses or approvals.

        16.2 GOVERNING LAW. Any claim arising under or relating to this Agreement shall be governed by the internal substantive laws of the State of California, without regard to principles of conflict of laws.


                                      14.

                                                       INTEL/QUOKKA CONFIDENTIAL


        16.3 INTEGRATION. This Agreement, together with the and the CNDA, constitute the entire agreement between Quokka and Intel relating to the subject matter hereof. This Agreement shall only be amended by a writing signed by both parties.

        16.4 HEADINGS. The headings to the paragraphs and subparagraphs of this Agreement are to facilitate reference only, do not form a part of this Agreement, and will not in any way affect the interpretation thereof.

        16.5 SEVERABILITY. The terms and conditions of this Agreement are severable. If any paragraph, provision, or clause in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the parties shall use good faith to negotiate a substitute, valid and enforceable provision that most nearly effects the parties' intent in entering into this Agreement.

        16.6 REMEDIES. The rights and remedies provided in this Agreement are in addition to any other rights and remedies provided at law or in equity.

        IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

QUOKKA SPORTS, INC.                    INTEL CORPORATION


By: /s/ ALAN RAMADAN                   By: /s/ D. CRAIG KINNIC
   -----------------------------          -----------------------------------

Name:   Alan Ramadan                   Name:   D. Craig Kinnic
   -----------------------------          -----------------------------------

Title:  President & CEO                Title:  Vice President, Director IAL
   -----------------------------          -----------------------------------


                                      15.

Mr. Alan Ramadan
President
Quokka Sports, Inc.
Ground Floor
525 Brannan Street
San Francisco, CA 94107


August 10, 1998


Dear Al:

In connection with the purchase by Intel Corporation ("Intel") of 1,141,202 shares of Series B Preferred Stock of Quokka Sports, Inc. ("Quokka") pursuant to the Series a Preferred Stock Purchase Agreement (the "Purchase Agreement") dated June 12, 1999 among Quokka, Intel and the Investors named therein, Quokka and Intel hereby agree as follows:

1. Amendments to the Software License and Development Agreement. Pursuant to that certain Software License and Development Agreement (the "Agreement") dated March 20, 1998 between Quokka and Intel, Intel and Quokka agreed to use commercially reasonable efforts to complete the Project (as defined in the Agreement) by April 30, 1999. Pursuant to
        Section 16.3 of the Agreement. the parties hereby amend Agreement as follows:

        1.1     In Section 2.1, "April 30, 1999" is changed to "August 31,
                1999."

        1.2     At the end of Section 1.13 the following is added:
                "Notwithstanding any provision herein to the contrary, and in addition to the engineer man years set forth above, Intel shall also dedicate [*] Intel engineers from February 1999 through August 1999 to the Project, with such engineers to provide no less than forty hours per week to the Project during such period."

        1.3     At the end of Section 1.2, the following is added:
                "Notwithstanding any provision herein to the contrary, Intel Software shall, without limiting the foregoing, include the following:

                1.2.1   [*]

                1.2.2   [*]

                1.2.3   [*]

                1.2.4   [*]

                1.2.5   [*]



[*] Confidential Treatment Requested

      1.2.6 PACKAGE DELIVERY SOFTWARE. For purposes of this Section 1.2, "Package Delivery Software shall mean software that performs a "Package Delivery" functionality (as defined below). Package Delivery will allow Quokka to deliver files from the production facility to client systems. It will provide a file transfer protocol, a mechanism to tag the content of the files and the ability to notify the application when specific files have arrived. Intel will provide a sample application that demonstrates how to use the components on both the content provider system and the client system. Intel will work with Quokka to ensure that the file transfer can be accomplished using at least one broadband service provider to be jointly identified by the two parties."

2. CUSTOMIZATION OF TECHNOLOGY TO NEXT APPLICATION. Intel and Quokka agree to negotiate in good faith a new agreement with substantially the same technology licensing terms to those set forth in the Agreement pursuant to which Intel will work with Quokka to customize the key technology components of the next application that Quokka will create. Intel and Quokka currently anticipate that this application will be in another motor sports series, an adventure sports series or in a water sports series.

3. [*] OPTIMIZATION. Based on a mutual belief that they will execute an agreement to optimize Quokka products for the [*] processor as described below, Intel and Quokka currently anticipate that the Project (as defined in the Agreement) will use a [*] optimized version of the [*] to decode multiple video streams delivered over a satellite network. The parties will negotiate in good faith an agreement for Intel to contribute engineering resources and/or money to help Quokka optimize its products for the [*] processor. The products may include a user interface to take advantage of multiple video streams delivered over a satellite network, and end user functionality that allows users to view multiple video streams (at least 3) as part of the Project. Intel will loan to Quokka, under standard terms and conditions to which Intel makes such systems available to other strategic technology partners, two early [*] platforms for the optimization work. In addition, Intel will make available one Intel Application Engineer as needed to assist Quokka personnel in this effort.

4. [*] Intel agrees to license to Quokka, under mutually agreeable terms and conditions, its [*] to be included in the Project.

5.    BOARD OBSERVER.

      5.1 The Company acknowledges that Intel will likely have, from time to time, information that may be of interest to Quokka ("Information") regarding a wide variety of matters including, by way of example only,
      (1) Intel's technologies, plans and services, and plans and strategies relating thereto, (2) current and future investments Intel has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including, without limitation, companies that may be competitive with Quokka's, and (3) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including, without limitation, companies that may be competitive with Quokka. The Company recognizes that a portion of such Information may be of interest to Quokka. Such Information may or may not be known by Intel's observer. The Company, as a material part of the consideration for the Purchase Agreement, agrees that Intel and its observer shall have no duty to disclose any Information to Quokka or permit Quokka to participate in any projects or investments based on any Information, or


[*] Confidential Treatment Requested.

to otherwise take advantage of any opportunity that may be of interest to Quokka if it were aware of such information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit Intel's ability to pursue opportunities based on such information or that would require Intel or its observer to disclose any such information to Quokka or offer any opportunity relating thereto to Quokka.

        5.2 Pursuant to Section 3.3 of the Amended and Restated Investors' Rights Agreement dated June 12, 1996 (as such may be amended and restated from time to time, the "Investor Agreement"), the representative designated by Intel to attend Quokka Board meetings and receive all Board materials is obligated to hold all information so acquired "in confidence and trust" Quokka and Intel hereby acknowledge and agree that such obligation shall not limit such representative's ability to report such information to other Intel employees. Intel acknowledges that any information to so disclosed shall be "confidential information" under Section
               4.1 of the Investor Agreement.

6. JOINT MARKETING ACTIVITY. Intel and Quokka will make reasonable efforts to identify joint marketing and promotional activities to promote Quokka's application in industry events. Intel and Quokka intend to use Quokka products optimized for the [*] platform at the [*] launch.

7. INTEL INSIDE(R) PROGRAM OPTIMIZED CONTENT. Intel will offer technical assistance to Quokka to meet the current IIPOC criteria (found at http:www.intel.com/business/intelinsideprogram/optcontent/) for a period of 6 months.

8. EQUITY PURCHASE. In partial consideration of Intel's obligations under this letter, Quokka has allowed Intel to purchase an additional 666,667 shares of Series B Preferred Stock for a purchase price of $1 million and 50 cents (the "Put Shares"), above and beyond the 474,636 shares which represented Intel's pro rata portion of the Series B round. Failure by Intel to fulfill its obligations in this letter shall constitute a material breach. If Intel falls to cure such material breach within sixty days after written notice from Quokka, Quokka shall have the right to repurchase the Put Shares from Intel at a purchase price of $1 million and 50 cents. Purchase of the Put Shares would constitute the sale and final remedy for Intel's breach under this letter agreement (other than the expiration of the warrants as set forth in paragraph 10 below), and Quokka would automatically waive all claims it might have against Intel arising out of such breach (other than the expiration of the warrants as set forth in paragraph 10 below). Such right of Quokka to purchase the Put Shares may be assigned by Quokka.

9. INVESTMENT IN NEW ENTITY FOR MOTOR SPORTS. Quokka is currently planning to create a new entity for products relating to motor sports. Intel is interested in the possibility of lending a first round of financing for such entity. So, when the time comes, Quokka will provide Intel with the opportunity to meet with the Board of Directors of Quokka and present a proposal for Intel to lead the financing round. Quokka and Intel agree to reasonably cooperate with each other so that the timing of this opportunity will in no way put Intel at a disadvantage to other potential lead investors or adversely impact the formation or financing of such entity. Quokka will consider Intel's proposal fairly, using its best business judgment. Whether or not Intel ends up the lead investor, Intel will have the opportunity to invest at least $5 million or 10% of the total cash raised, whichever is greater, in the first round of financing for such entity.

10. WARRANTS. As partial consideration for Intel's obligations hereunder, Quokka has granted

[*] Confidential Treatment Requested

Intel warrants in the form attached hereto as Attachment A.

11. NO LICENSES. Except with respect to any license resulting from the amendments to the Agreement set forth herein, nothing in this agreement grants any rights to the technology or intellectual property of either party.

Your signature below indicates your agreement with the terms of this letter.

                                      Very truly yours,

                                      /s/ RONALD J. WHITTIER
                                      -----------------------------------------
                                      Ronald J. Whittier
                                      Senior Vice President and General Manager,
                                      Content Group
                                      Intel Corporation

ACCEPTED AND AGREED TO:

QUOKKA SPORTS, INC.


By: /s/ ALAN RAMADAN
   ---------------------------------
        Alan Ramadan
        President

Date:   11 Aug. 98
     ------------------

Mr. Alan Ramadan
President
Quokka Sports, Inc.
Ground Floor
525 Brannan Street
San Francisco, CA 94107


Dear Al:

In connection with the amendment and restatement as of the effective date hereof of the Quokka Warrants (as such term is defined in that certain Software License and Development Agreement dated March 20, 1998 between Quokka Sports, Inc. and Intel Corporation, as amended by letter agreement dated August 10, 1998 (the "Agreement")), Quokka Sports, Inc. and Intel Corporation hereby agree to amend
Section 2.6 of the Agreement by deleting the following sentences in their entirety:

        "Intel shall have the right to exercise the Quokka Warrants upon: (i) delivery of the Intel Software to Quokka, (ii) material breach of this Agreement by Quokka, or (iii) Project Completion. The Quokka Warrants shall terminate unless exercised upon or prior to Quokka's initial public offering or any merger, consolidation, sale of substantially all the assets or similar event resulting in the payment of cash or marketable securities to the holders of Quokka capital stock."

Quokka Sports, Inc. and Intel Corporation agree that the Quokka Warrants, as amended and restated as of the date hereof, shall be exercisable and shall terminate as set forth therein.

This letter agreement shall be effective as of August 11, 1998.

Your signature below indicates your agreement with the terms of this letter.

                                     Very truly yours,

                                      /s/ RONALD J. WHITTIER
                                      -----------------------------------------
                                      Ronald J. Whittier
                                      Senior Vice President and General Manager,
                                      Content Group
                                      Intel Corporation

ACCEPTED AND AGREED TO:

QUOKKA SPORTS, INC.


By: /s/ ALAN RAMADAN
   ---------------------------------
        Alan Ramadan
        President